Exhibit 99.1

Jupiter Wellness Announces Multi-Year Distribution Agreement with Rigour International for Expansion in Asia

JUPITER, FL / ACCESSWIRE / July, 19th 2021 / Jupiter Wellness, Inc. (NASDAQ:JUPW), today announced a multi-year agreement with Rigour International LLC as the exclusive authorized distributor of Jupiter Wellness Products within the Mainland of China and non-exclusive distributor for Hong Kong, Korea and South East Asian markets.

Under the terms of the agreement, Rigour International is granted the exclusive right to distribute, commercialize and sell Comfort Cream, Canisun Sunscreen Products, Radiant Relief, Fit CBD, Temple Tonic and other related topical skin care Jupiter Wellness brands in China.

Rigour whose main operational center is located in Zhengzhou China is a leader in skincare, cosmetics, beverages, novel dietary supplements and wellness product development and commercialization. Through its broad distribution channels and partnership networks, Rigour covers more than 300 million consumers based in Asia. Rigour’s executive management and sales team for almost two decades has been dedicated to promoting wellness through its efforts to introduce and promote innovative consumer products from the US into Asia. Rigour is one of China’s leading distributors of Penfolds Austraillian wines. To ensure they only distribute quality products, Rigours’ scientific team of leading academics evaluate and analyze brands to determine their ability to comply with regulatory requirements in China.

“Jupiter Wellness is pleased to form a valued partnership with Rigour to maximize the reach of our products in the vitally important market of China. We look forward to working with Rigour’s team to develop further growth in the Chinese marketplace” commented Brian John, CEO, Jupiter Wellness. “We look forward to leveraging their strong distribution channels to explore new ways of marketing and promoting our brands, as well as deepening our reach to consumers in China.

About Jupiter Wellness

Jupiter Wellness, Inc. (NASDAQ:JUPW) is a leading developer of skin care therapeutics and treatments. The Company’s product pipeline of enhanced skin care therapeutics focuses on the endocannabinoid system to address indications including eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenue from a growing line of proprietary over-the-counter skincare products including CaniSun™ sunscreen and other wellness brands sold through www.cbdcaring.com.

For additional information, please visit www.jupiterwellness.com. The Company’s public filings can be found at www.Sec.gov.

Safe Harbor Statement

To the extent any statements contained in this presentation of Jupiter Wellness, Inc. (the “Company”) contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and the information that are based upon beliefs of, and information currently available to, the company’s management as well as estimates and assumptions made by the company’s management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” intend,” believe,” plan,” “anticipate,” “projected” and other words or the negative of these terms and similar expressions as they relate to the company or the company’s management identify forward-looking statements. Such statements reflect the current view of the company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the company’s industry, its operations and results of operations and any businesses that may be acquired by the company. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Investor & Public Relations Contact Info

Phone: 561-244-7100

Email: info@JupiterWellness.com